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EXHIBIT 99.2

INDEPENDENT AUDITORS' REPORT FROM ERNST & YOUNG LLP

Board of Directors and Shareholders
Charter One Financial, Inc.

We have audited the consolidated statement of financial condition of St. Paul Bancorp, Inc. as of December 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1997 financial statements of Beverly Bancorporation, Inc., which statements reflect net income constituting 12% of the consolidated financial statement totals for the year ended December 31, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Beverly Bancorporation, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and, for 1997, the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for 1997, the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of St. Paul Bancorp, Inc. as of December 31, 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.


/s/Ernst & Young LLP



Chicago, Illinois
January 28, 1999